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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT

NAME                                         JURISDICTION OF INCORPORATION
Informatica GmbH                             Germany
Informatica Software Limited                 United Kingdom
Informatica Software Ltd.                    Canada
Influence Software                           California
Informatica Software (Switzerland) AG        Switzerland
Informatica International, Inc.              Delaware
Informatica Cayman Ltd.                      Cayman Islands
Zimba                                        California
IS Informatica Software Ltda.                Brazil
Informatica Belgie N.V.                      Belgium
Informatica Nederland B.V.                   The Netherlands
Informatica France S.A.                      France
Striva Corporation                           Delaware
Striva Technology Inc.                       California
Striva Technology Limited                    United Kingdom